UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

TRUE NATURE HOLDING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 East Hampden Avenue, Ste. 400 Denver, Colorado 80231
(Address of principal executive offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On April 23, 2020, we received approval from FINRA for a previously disclosed change in our corporate identity, and a new stock symbol. The new name of the Company is “Mitesco, Inc.”, and the new stock symbol “MITI” will replace the previous stock symbol “TNTY” on the OTC-QB Market. The new CUSIP number will be 60672T107, superseding the previous CUSIP 89786C106. The shareholder does not need to take any action in regard to this change.

Item 7.01	Regulation FD Disclosure.

On April 23, 2020, True Nature Holding, Inc (the “Company”) issued a press announcing that its request to FINRA for a name change to “MITESCO, Inc. and symbol change to “MITI” has been approved.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of   the Company., under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated April 23, 2020
99.2	Investor Presentation as of April 23, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING, INC.

Date: April 23, 2020	By:	/s/ Julie R. Smith
Julie R. Smith
President, Chief Operating Officer

	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer and Interim Chief Financial Officer